SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): March 4, 2005
                                                          --------------



                              CAPITAL TRUST, INC.
                              -------------------
             (Exact Name of Registrant as specified in its charter)



           Maryland                      1-14788                 94-6181186
-----------------------------     --------------------      --------------------
(State or other jurisdiction        (Commission File           (IRS Employer
     of incorporation)                   Number)             Identification No.)


                 410 Park Avenue, 14th Floor, New York, NY 10022
                 -----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 655-0220
                                                          ---------------

                                      N/A
                                    -------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item  1.01     Entry Into a Material Definitive Agreement

        On March 4, 2005, Capital Trust, Inc. (the "Company") entered into a $150 million Master Repurchase Agreement (the "Master Repurchase Agreement") with Banc of America Securities LLC and Bank of America, N.A. The Master Repurchase Agreement expires on March 4, 2010. Subject to the terms and conditions of the Master Repurchase Agreement, the parties may engage in the purchase, sale and repurchase of, inter alia, commercial mortgage loans, commercial mezzanine loans, B-notes, participation interests in the foregoing and commercial mortgage-backed securities at rates and terms as determined by the parties. The foregoing description is qualified in its entirety by reference to the Master Repurchase Agreement, which will be attached as an exhibit to the Company's Annual Report on Form 10-K which the Company intends to file in March 2005.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                            CAPITAL TRUST, INC.


                                            By:      /s/ John R. Klopp
                                               -----------------------
                                               Name:   John R. Klopp
                                               Title:  Chief Executive Officer




Date: March 8, 2005